EXHIBIT 99.1
Vital Energy Reports Fourth-Quarter and Full-Year 2023 Financial and Operating Results
Reports record total and oil production for 4Q-23 and FY-23
Plans to invest $750 - $850 million, increasing FY-24 oil production ~10% from 4Q-23 exit
Updates development inventory to >10 years of oil-weighted locations
TULSA, OK - February 21, 2024 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today reported fourth-quarter and full-year 2023 financial and operating results and provided its 2024 outlook. Supplemental slides have been posted to the Company's website and can be found at www.vitalenergy.com. A conference call and webcast is planned for 7:30 a.m. CT, Thursday, February 22, 2024. Participation details can be found within this release.
Fourth-Quarter 2023 Highlights
•Reported 4Q-23 net income of $281.4 million, Adjusted Net Income1 of $76.1 million and cash flows from operating activities of $233.7 million
•Generated 4Q-23 Consolidated EBITDAX1 of $304.2 million and Adjusted Free Cash Flow1 of $69.0 million
•Reported 4Q-23 total and oil production that exceeded the high-end of Company guidance by 7% and 4%, respectively, producing 113.7 thousand barrels of oil equivalent per day ("MBOE/d") and 53.1 thousand barrels of oil per day ("MBO/d"), both Company records
•Reported 4Q-23 capital investments of $184.2 million, excluding non-budgeted acquisitions and leasehold expenditures, in line with Company guidance
•Closed three Permian Basin acquisitions and announced a fourth transaction to increase working interests on a portion of the acquired properties
•Organically added ~185 new oil-weighted locations
Full-Year 2023 Highlights
•Reported FY-23 net income of $695.1 million, Adjusted Net Income1 of $325.0 million and cash flows from operating activities of $813.0 million
•Generated FY-23 Consolidated EBITDAX1 of $1.04 billion and Adjusted Free Cash Flow1 of $217.1 million
•Reported FY-23 total production of 96.6 MBOE/d and oil production of 46.3 MBO/d, an increase of 17% and 22%, respectively, versus FY-22
•Exited 2023 with a Net Debt1/Consolidated EBITDAX1 ratio of 1.09x (credit facility covenant calculation), 8% lower than prior year-end
•Reported year-end 2023 proved reserves of 404.9 million BOE, an increase of 34% versus prior year

•Closed six accretive Permian Basin acquisitions for $1.6 billion, adding approximately 88,000 net acres and 465 gross oil-weighted locations, 280 of which were announced with the acquisitions, increasing inventory of oil-weighted development locations to more than 10 years at current activity levels
•Reported reduced Scope 1 GHG emissions intensity and methane emissions intensity of 38% and 65%, respectively, as of year-end 2022
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.
"Our 2023 accomplishments were impressive as we enhanced scale, established a core operating position in the Delaware and significantly improved the depth and quality of our inventory," said Jason Pigott, President and Chief Executive Officer. "Operationally, we exceeded expectations and delivered Company-record production for lower-than-expected capital. Continued capital discipline maximized our cash flows from operating activities and Adjusted Free Cash Flow and allowed us to strengthen our balance sheet."
"Our strategy to build long-term value is clear and proven," continued Pigott. "We now have the scale and inventory to sustainably maximize cash flows from operating activities and generate Adjusted Free Cash Flow. In 2024, we are focused on adding inventory through targeted leasing and bolt-on acquisitions and delineating additional formations in and around our existing positions. We are applying our operational and technological expertise to recent acquisitions to enhance efficiencies and improve returns while reducing debt and strengthening our leverage ratio."
Fourth-Quarter 2023 Financial and Operations Summary
Financial Results. The Company reported net income of $281.4 million, or $9.44 per diluted share, and Adjusted Net Income of $76.1 million, or $2.55 per adjusted diluted share. Cash flows from operating activities were $233.7 million and Consolidated EBITDAX was $304.2 million.
Production. Consistent with preliminary volumes disclosed in January, Vital Energy's fourth quarter total and oil production set Company records, averaging 113,747 BOE/d and 53,070 BO/d, respectively. Production volumes benefited from outperformance of new wells across the Company's leasehold.
Capital Investments. Total capital investments, excluding non-budgeted acquisitions and leasehold expenditures, were $184 million, consistent with preliminary amounts disclosed in January. Vital Energy turned-in-line ("TIL") 15 wells during fourth-quarter 2023. Investments included $143 million for drilling and completions, $27 million in infrastructure investments (including Vital Midstream Services), $8 million in other capitalized costs and $6 million in land, exploration and data related costs.
Operating Expenses. Lease operating expenses ("LOE") during the period were $8.33 per BOE, in line with expectations.
General and Administrative Expenses. General and administrative ("G&A") expenses, excluding long-term incentive plan ("LTIP") and transaction expenses, for fourth-quarter 2023 were $2.12 per BOE. Cash LTIP expenses, reflecting the price decline of Vital Energy's common stock during the fourth quarter of 2023, were $(0.09) per BOE. Non-cash LTIP expenses were lower than expectations at $0.22 per BOE.

Liquidity. At December 31, 2023, the Company had $135 million drawn on its $1.25 billion senior secured credit facility and cash and cash equivalents of $14 million.
2024 Outlook
Capital Investments. The Company's 2024 development plan is designed to maximize Adjusted Free Cash Flow, enhance capital efficiency and organically add high-return locations. Vital Energy plans to invest $750 - $850 million in 2024, excluding non-budgeted acquisitions and leasehold expenditures, operating four drilling rigs throughout the year and averaging 1.7 completions crews. Capital investments are expected to peak in the first quarter due to higher working interest on wells being TIL'd during the quarter.
Production. The Company expects total production of 116.5 - 121.5 MBOE/d and oil production of 55.0 - 59.0 MBO/d for full-year 2024.
Oil-Weighted Inventory
Vital Energy significantly increased its inventory of high-return development locations in 2023. The Company closed six acquisitions in 2023 to expand its Midland Basin position and initiate a core position in the Delaware Basin, adding approximately 280 locations. Subsequently, the Company added an additional 185 locations on the acquired properties through further technical evaluation.
At year-end 2023, Vital Energy had approximately 830 high-return locations with an average breakeven WTI oil price of <$55 per barrel, representing more than 10 years of drilling inventory at current activity levels. Approximately 275 of these locations breakeven below $50 per barrel WTI.
2023 Proved Reserves
Vital Energy's total proved reserves at year-end 2023 were 404.9 MMBOE (39% oil, 71% developed). The standardized measure of discounted net cash flows was $4.15 billion and the PV-10 value was $4.49 billion utilizing SEC benchmark pricing of $78.22 per barrel for oil and $2.64 per MMBtu for natural gas. Consistent with its past methodology of only booking locations it intends to develop over the next three years, the Company booked a total of 212 proved undeveloped locations.
Proved reserves increased 34% over the prior year, driven primarily by reserve adds from acquired properties. Proved developed and proved undeveloped reserves from the acquired properties were valued at $1.63 billion at year-end 2023. The Company has included only 111 of the 355 development locations on properties acquired in 2023 as proved undeveloped reserves.
Sustainability
In 2023, Vital Energy published the Company's fourth Sustainability Report and an inaugural Climate Risk and Resilience Report. Both reports detail the Company’s performance against its sustainability targets. Two Company targets (Scope 1 GHG emissions intensity and methane emissions reductions) were achieved as of year-end 2022, three years ahead of schedule.

The Company is committed to quickly mitigating emissions on acquired assets. From year-end 2020 to year-end 2022, Vital Energy reduced absolute emissions on acquired assets by 36% while growing production on those assets by 42%. Additionally, the Company was the first Permian operator to receive the third-party TrustWell certification for responsible operations, placing Vital Energy in the top-quartile of U.S. onshore operators. In 2023, Vital Energy expanded this certification to approximately 60% of its gross operated oil production and became the first company to receive the TrustWell Low Methane Rating.
First-Quarter 2024 Guidance
During the first quarter of 2024, Vital Energy plans to operate four drilling rigs and two completions crews, and TIL 15 wells, with 10 being TIL'd in the second half of the quarter as part of a 20 well development package.
The table below reflects the Company's guidance for production and capital investments for first-quarter 2024.

1Q-24E
Total production (MBOE/d)	117.5 - 122.5
Oil production (MBO/d)	54.5 - 58.5
Capital investments, excluding non-budgeted acquisitions ($ MM)	$225 - $250

The table below reflects the Company's guidance for select revenue and expense items for first-quarter 2024.

1Q-24E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	101%
NGL (% of WTI)	23%
Natural gas (% of Henry Hub)	51%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	$(14)
NGL	$0
Natural gas	$7

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$8.40
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.30%
Oil transportation and marketing expenses ($/BOE)	$0.90
Gas gathering, processing and transportation expenses ($/BOE)	$0.35
General and administrative expenses (excluding LTIP and transaction expenses, $/BOE)	$2.10
General and administrative expenses (LTIP cash, $/BOE)	$0.10
General and administrative expenses (LTIP non-cash, $/BOE)	$0.25
Depletion, depreciation and amortization ($/BOE)	$14.75
Conference Call Details
Vital Energy plans to host a conference call at 7:30 a.m. CT on Thursday, February 22, 2024, to discuss its fourth-quarter and full-year 2023 financial and operating results and management's outlook, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information will be posted to the Company's website. The Company invites interested parties to listen to the call via the Company's website at www.vitalenergy.com, under the tab for "Investor Relations | News & Presentations." Portfolio

managers and analysts who would like to participate on the call should dial 800.715.9871, using conference code 6099172. A replay will be available following the call via the Company's website.
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+") and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the "IRA"), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, technological innovations and scientific developments, physical and transition risks associated with climate change, increased attention to ESG and sustainability-related matters, risks related to our public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential "greenwashing," i.e., misleading information or false claims overstating potential sustainability-related benefits, risks regarding potentially conflicting anti-ESG initiatives from certain U.S. state or other governments, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2022 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy's website at www.vitalenergy.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted Free Cash Flow, Adjusted Net Income and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Vital Energy, Inc.
Selected operating data

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	4,881	3,302	16,894	13,838
NGL (MBbl)	2,808	1,900	9,128	8,028
Natural gas (MMcf)	16,644	11,812	55,404	49,259
Oil equivalent (MBOE)(1)(2)	10,465	7,171	35,256	30,076
Average daily oil equivalent sales volumes (BOE/d)(2)	113,747	77,947	96,591	82,400
Average daily oil sales volumes (Bbl/d)(2)	53,070	35,887	46,284	37,912
Average sales prices(2):
Oil ($/Bbl)(3)	$79.37	$85.31	$78.64	$97.65
NGL ($/Bbl)(3)	$14.14	$19.77	$15.00	$29.22
Natural gas ($/Mcf)(3)	$0.90	$2.50	$1.14	$4.23
Average sales price ($/BOE)(3)	$42.26	$48.64	$43.36	$59.66
Oil, with commodity derivatives ($/Bbl)(4)	$77.73	$68.03	$76.99	$70.32
NGL, with commodity derivatives ($/Bbl)(4)	$14.14	$19.01	$15.00	$24.29
Natural gas, with commodity derivatives ($/Mcf)(4)	$1.18	$2.14	$1.34	$2.83
Average sales price, with commodity derivatives ($/BOE)(4)	$41.94	$39.88	$42.87	$43.48
Selected average costs and expenses per BOE sold(2):
Lease operating expenses	$8.33	$6.53	$7.41	$5.78
Production and ad valorem taxes	2.27	3.00	2.64	3.69
Oil transportation and marketing expenses	0.85	2.05	1.17	1.79
General and administrative (excluding LTIP and transaction expenses)	2.12	2.20	2.26	1.91
Total selected operating expenses	$13.57	$13.78	$13.48	$13.17
General and administrative (LTIP):
LTIP cash	$(0.09)	$(0.04)	$0.11	$0.11
LTIP non-cash	$0.22	$0.25	$0.28	$0.24
General and administrative (transaction expenses)	$0.79	$—	$0.32	$—
Depletion, depreciation and amortization	$14.58	$11.86	$13.14	$10.36
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts and may not recalculate using the rounded numbers presented in the table above.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods.

Vital Energy, Inc.
Consolidated balance sheets

(in thousands, except share data)	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,061	$44,435
Accounts receivable, net	238,773	163,369
Derivatives	99,336	24,670
Other current assets	18,749	13,317
Total current assets	370,919	245,791
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	11,799,155	9,554,706
Unevaluated properties not being depleted	195,457	46,430
Less: accumulated depletion and impairment	(7,764,697)	(7,318,399)
Oil and natural gas properties, net	4,229,915	2,282,737
Midstream and other fixed assets, net	130,293	127,803
Property and equipment, net	4,360,208	2,410,540
Derivatives	51,071	24,363
Operating lease right-of-use assets	144,900	23,047
Deferred income taxes	188,836	—
Other noncurrent assets, net	33,647	22,373
Total assets	$5,149,581	$2,726,114
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$159,892	$102,516
Accrued capital expenditures	91,937	48,378
Undistributed revenue and royalties	194,307	160,023
Derivatives	—	5,960
Operating lease liabilities	70,651	15,449
Other current liabilities	78,802	82,950
Total current liabilities	595,589	415,276
Long-term debt, net	1,609,424	1,113,023
Asset retirement obligations	81,680	70,366
Operating lease liabilities	71,343	9,435
Other noncurrent liabilities	6,288	7,268
Total liabilities	2,364,324	1,615,368
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and 595,104 and zero issued as of December 31, 2023 and December 31, 2022, respectively	6	—
Common stock, $0.01 par value, 80,000,000 and 40,000,000 shares authorized, and 35,413,551 and 16,762,127 issued and outstanding as of December 31, 2023 and 2022, respectively	354	168
Additional paid-in capital	3,733,775	2,754,085
Accumulated deficit	(948,878)	(1,643,507)
Total stockholders' equity	2,785,257	1,110,746
Total liabilities and stockholders' equity	$5,149,581	$2,726,114

Vital Energy, Inc.
Consolidated statements of operations

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues:
Oil sales	$387,536	$281,665	$1,328,518	$1,351,207
NGL sales	39,705	37,576	136,901	234,613
Natural gas sales	14,954	29,528	63,214	208,554
Sales of purchased oil	121	13,378	14,313	119,408
Other operating revenues	2,205	1,984	4,658	7,014
Total revenues	444,521	364,131	1,547,604	1,920,796
Costs and expenses:
Lease operating expenses	87,190	46,847	261,129	173,983
Production and ad valorem taxes	23,726	21,485	93,224	110,997
Oil transportation and marketing expenses	8,893	14,670	41,284	53,692
Gas gathering, processing and transportation expenses	1,642	—	2,013	—
Costs of purchased oil	209	13,602	15,065	122,118
General and administrative	31,766	17,282	104,819	68,082
Organizational restructuring expenses	1,654	—	1,654	10,420
Depletion, depreciation and amortization	152,626	85,085	463,244	311,640
Impairment expense	—	40	—	40
Other operating expenses, net	1,685	1,829	6,223	8,583
Total costs and expenses	309,391	200,840	988,655	859,555
Gain (loss) on disposal of assets, net	132	(6,031)	672	(1,079)
Operating income	135,262	157,260	559,621	1,060,162
Non-operating income (expense):
Gain (loss) on derivatives, net	229,105	(7,728)	96,230	(298,723)
Interest expense	(50,431)	(28,870)	(149,819)	(125,121)
Loss on extinguishment of debt, net	(4,039)	(1,214)	(4,039)	(1,459)
Other income, net	6,051	1,831	9,748	2,155
Total non-operating income (expense), net	180,686	(35,981)	(47,880)	(423,148)
Income before income taxes	315,948	121,279	511,741	637,014
Income tax benefit (expense):
Current	(3,425)	(1,350)	(5,723)	(6,121)
Deferred	(31,089)	(1,705)	189,060	619
Total income tax benefit (expense)	(34,514)	(3,055)	183,337	(5,502)
Net income	281,434	118,224	695,078	631,512
Preferred stock dividends	(449)	—	(449)	—
Net income available to common stockholders	$280,985	$118,224	$694,629	$631,512
Net income per common share:
Basic	$10.04	$7.19	$34.30	$37.88
Diluted	$9.44	$7.13	$33.44	$37.44
Weighted-average common shares outstanding:
Basic	27,991	16,441	20,254	16,672
Diluted	29,813	16,585	20,783	16,867

Vital Energy, Inc.
Consolidated statements of cash flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$281,434	$118,224	$695,078	$631,512
Adjustments to reconcile net income to net cash provided by operating activities:
Share-settled equity-based compensation, net	2,592	2,108	10,994	8,403
Depletion, depreciation and amortization	152,626	85,085	463,244	311,640
Impairment expense	—	40	—	40
(Gain) loss on disposal of assets, net	(132)	6,031	(672)	1,079
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(229,105)	7,728	(96,230)	298,723
Settlements paid for matured derivatives, net	(3,328)	(62,505)	(17,648)	(486,173)
Loss on extinguishment of debt, net	4,039	1,214	4,039	1,459
Deferred income tax (benefit) expense	31,089	1,705	(189,060)	(619)
Other, net	5,804	8,521	14,655	34,453
Changes in operating assets and liabilities:
Accounts receivable, net	(38,935)	1,843	(77,742)	(9,226)
Other current assets	6,835	796	(2,754)	8,370
Other noncurrent assets, net	(782)	387	484	1,837
Accounts payable and accrued liabilities	48,520	16,450	52,763	31,534
Undistributed revenue and royalties	(32,106)	(89,271)	(31,907)	42,085
Other current liabilities	7,190	22,859	(5,656)	(18,503)
Other noncurrent liabilities	(2,007)	(12,297)	(6,632)	(26,994)
Net cash provided by operating activities	233,734	108,918	812,956	829,620
Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(309,379)	—	(849,508)	(5,581)
Capital expenditures:
Oil and natural gas properties	(162,351)	(134,865)	(617,397)	(566,989)
Midstream and other fixed assets	(3,329)	(3,883)	(14,021)	(14,147)
Proceeds from dispositions of capital assets, net of selling costs	60	105,949	2,403	108,888
Settlements received for contingent consideration	311	322	2,393	1,877
Net cash used in investing activities	(474,688)	(32,477)	(1,476,130)	(475,952)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	135,000	120,000	765,000	455,000
Payments on Senior Secured Credit Facility	—	(90,000)	(700,000)	(490,000)
Issuance of senior unsecured notes	—	—	897,710	—
Early repayments of long-term debt	(457,792)	(100,583)	(457,792)	(282,902)
Proceeds from issuance of common stock, net of offering costs	220	—	161,223	—
Share repurchases	—	(10,704)	—	(37,290)
Stock exchanged for tax withholding	(21)	—	(3,077)	(7,442)
Payments for debt issuance costs	(10,680)	(213)	(27,011)	(1,938)
Other, net	(1,407)	(447)	(3,253)	(1,459)
Net cash provided by (used in) financing activities	(334,680)	(81,947)	632,800	(366,031)
Net decrease in cash and cash equivalents	(575,634)	(5,506)	(30,374)	(12,363)
Cash and cash equivalents, beginning of period	589,695	49,941	44,435	56,798
Cash and cash equivalents, end of period	$14,061	$44,435	$14,061	$44,435

Vital Energy, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted Net Income, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and non-budgeted acquisition costs, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
	(unaudited)		(unaudited)
Net cash provided by operating activities	$233,734	$108,918	$812,956	$829,620
Less:
Net changes in operating assets and liabilities	(11,285)	(59,233)	(71,444)	29,103
General and administrative (transaction expenses)	(8,221)	—	(11,341)	—
Cash flows from operating activities before net changes in operating assets and liabilities and non-budgeted acquisition costs	253,240	168,151	895,741	800,517
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	179,696	127,663	663,025	566,831
Midstream and other fixed assets(1)	4,511	3,951	15,601	13,745
Total capital investments, excluding non-budgeted acquisition costs	184,207	131,614	678,626	580,576
Adjusted Free Cash Flow (non-GAAP)	$69,033	$36,537	$217,115	$219,941
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, organizational restructuring expenses, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
	(unaudited)		(unaudited)
Net income	$281,434	$118,224	$695,078	$631,512
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(229,105)	7,728	(96,230)	298,723
Settlements paid for matured derivatives, net	(3,328)	(62,763)	(17,068)	(486,753)
Settlements received for contingent consideration	311	580	1,813	2,457
Organizational restructuring expenses	1,654	—	1,654	10,420
Impairment expense	—	40	—	40
(Gain) loss on disposal of assets, net	(132)	6,031	(672)	1,079
Loss on extinguishment of debt, net	4,039	1,214	4,039	1,459
Income tax (benefit) expense	34,514	3,055	(183,337)	5,502
General and administrative (transaction expenses)	8,221	—	11,341	—
Adjusted income before adjusted income tax expense	97,608	74,109	416,618	464,439
Adjusted income tax expense(1)	(21,474)	(16,304)	(91,656)	(102,177)
Adjusted Net Income (non-GAAP)	$76,134	$57,805	$324,962	$362,262
Net income per common share:
Basic	$10.04	$7.19	$34.30	$37.88
Diluted	$9.44	$7.13	$33.44	$37.44
Adjusted Net Income per common share:
Basic	$2.72	$3.52	$16.04	$21.73
Diluted	$2.55	$3.49	$15.64	$21.48
Adjusted diluted	$2.55	$3.49	$15.64	$21.48
Weighted-average common shares outstanding:
Basic	27,991	16,441	20,254	16,672
Diluted	29,813	16,585	20,783	16,867
Adjusted diluted	29,813	16,585	20,783	16,867
_______________________________________________________________________________
(1)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended December 31, 2023 and 2022.

Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, organizational restructuring expenses, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:
•is used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and
•is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2023 Annual Report for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility, as filed with the SEC on September 13, 2023.

The following table presents a reconciliation of net income (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
	(unaudited)		(unaudited)
Net income	$281,434	$118,224	$695,078	$631,512
Plus:
Share-settled equity-based compensation, net	2,592	2,108	10,994	8,403
Depletion, depreciation and amortization	152,626	85,085	463,244	311,640
Impairment expense	—	40	—	40
Organizational restructuring expenses	1,654	—	1,654	10,420
(Gain) loss on disposal of assets, net	(132)	6,031	(672)	1,079
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(229,105)	7,728	(96,230)	298,723
Settlements paid for matured derivatives, net	(3,328)	(62,763)	(17,068)	(486,753)
Settlements received for contingent consideration	311	580	1,813	2,457
Accretion expense	988	933	3,703	3,879
Interest expense	50,431	28,870	149,819	125,121
Loss extinguishment of debt, net	4,039	1,214	4,039	1,459
Income tax (benefit) expense	34,514	3,055	(183,337)	5,502
General and administrative (transaction expenses)	8,221	—	11,341	—
Consolidated EBITDAX (non-GAAP)	$304,245	$191,105	$1,044,378	$913,482
Transaction adjustments (Senior Secured Credit Facility covenant calculation)(1)			$444,314	$—
Consolidated EBITDAX (non-GAAP) (Senior Secured Credit Facility covenant calculation)(1)			$1,488,692	$913,482
_______________________________________________________________________________
(1)Calculation conforms to Senior Secured Credit Facility covenant which requires various treatment of asset transaction impacts.

The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
	(unaudited)		(unaudited)
Net cash provided by operating activities	$233,734	$108,918	$812,956	$829,620
Plus:
Interest expense	50,431	28,870	149,819	125,121
Organizational restructuring expenses	1,654	—	1,654	10,420
Current income tax expense	3,425	1,350	5,723	6,121
Net changes in operating assets and liabilities	11,285	59,233	71,444	(29,103)
General and administrative (transaction expenses)	8,221	—	11,341	—
Settlements received for contingent consideration	311	580	1,813	2,457
Other, net	(4,816)	(7,846)	(10,372)	(31,154)
Consolidated EBITDAX (non-GAAP)	$304,245	$191,105	$1,044,378	$913,482
Transaction adjustments (Senior Secured Credit Facility covenant calculation)(1)			$444,314	$—
Consolidated EBITDAX (non-GAAP) (Senior Secured Credit Facility covenant calculation)(1)			$1,488,692	$913,482
_______________________________________________________________________________
(1)Calculation conforms to Senior Secured Credit Facility covenant which requires various treatment of asset transaction impacts.

Net Debt
Net Debt is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents, where cash and cash equivalents are capped at $50 million when there are borrowings on the Senior Secured Credit Facility. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.

(in thousands)	December 31, 2023
(unaudited)
Total senior unsecured notes	$1,498,523
Senior Secured Credit Facility	135,000
Total long-term debt	$1,633,523
Less: cash and cash equivalents	14,061
Net Debt (non-GAAP)	$1,619,462
Net Debt to Consolidated EBITDAX
Net Debt to Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as Net Debt divided by Consolidated EBITDAX for the previous four quarters, which requires various treatment of asset transaction impacts. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.
PV-10
PV-10 is a non-GAAP financial measure that is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10 percent. Management believes that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to the Company's estimated proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of the Company's proved oil, NGL and natural gas assets. Further, investors may utilize the measure as a basis for comparison of the relative size and value of proved reserves to other companies. The Company uses this measure when assessing the potential return on investment related to proved oil, NGL and natural gas assets. However, PV-10 is not a substitute for the standardized measure of discounted future net cash flows. The PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of the Company's oil, NGL and natural gas reserves of the property.

(in millions)	December 31, 2023
(unaudited)
Standardized measure of discounted future net cash flows	$4,151
Less: present value of future income taxes discounted at 10%	(338)
PV-10 (non-GAAP)	$4,489

Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com